Exhibit 99.1

Oruka Therapeutics Reports Second Quarter 2026 Financial Results and Provides Corporate Update

EVERLAST-A Week 28 data expected at the end of 3Q 2026; 52-week data for all participants expected in December 2026

EVERLAST-B fully enrolled ahead of schedule, with Week 16 data now expected in 4Q 2026

Phase 3 program for ORKA-001 expected to begin in 1H 2027

ORCA-SURGE Week 16 data accelerated, now expected in 1Q 2027

ORCA-SPLASH, a Phase 2 trial of ORKA-002 in moderate-to-severe hidradenitis suppurativa, initiated

ORKA-004, a novel half-life extended monoclonal antibody targeting TL1A, to enter the clinic in 4Q 2026

Cash, cash equivalents and marketable securities of $1.1 billion expected to fund the Company through a BLA filing for ORKA-001

MENLO PARK, Calif., Aug. 10, 2026 (GLOBE NEWSWIRE) -- Oruka Therapeutics, Inc. (“Oruka”) (Nasdaq: ORKA), a clinical-stage biotechnology company developing novel biologics designed to set a new standard for the treatment of chronic skin diseases including plaque psoriasis (PsO) and hidradenitis suppurativa (HS), today reported second quarter 2026 financial results and provided a corporate update.

“The second quarter and recent months were highly productive as we advanced both of our co-lead programs toward a series of important readouts,” said Lawrence Klein, PhD, Chief Executive Officer of Oruka. “With EVERLAST-B now fully enrolled and a Phase 3 program for ORKA-001 on the horizon, alongside the initiation of ORCA-SPLASH in HS, we are executing on our strategy to establish ORKA-001 and ORKA-002 as potentially best-in-class options across psoriatic disease and beyond. We look forward to multiple significant clinical catalysts over the coming quarters.”

Second Quarter 2026 and Recent Business and Pipeline Updates

ORKA-001: A novel half-life extended IL-23p19 monoclonal antibody

●	In April 2026, the Company presented positive data from its EVERLAST-A Phase 2a trial in moderate-to-severe PsO showing 40 of 63 (63.5%) participants treated with ORKA-001 achieved PASI 100 at Week 16. Other key secondary endpoints included PASI 90 at Week 16, achieved by 83% of treated participants, and IGA 0/1 at Week 16, achieved by 84% of treated participants. ORKA-001 was well tolerated with a safety profile similar to placebo and consistent with prior IL-23p19 inhibitors.

●	The Company expects to report Week 28 data from EVERLAST-A for all participants at the end of the third quarter of 2026. These data will provide the first look at maintenance of response out to six months and potential deepening of responses for patients who did not reach PASI 100 at Week 16.

●	The Company also expects to report 52-week data from EVERLAST-A for all participants in December 2026. These longer-term data are designed to characterize the durability of response and continue to inform the potential for once- to twice-yearly dosing.

●	EVERLAST-B, a Phase 2b dose-ranging trial in moderate-to-severe PsO, completed enrollment of 187 subjects in the second quarter. The Company now expects to report Week 16 data for all participants in the fourth quarter of 2026. These data are intended to support the initiation of a Phase 3 program in the first half of 2027.

ORKA-002: A novel half-life extended IL-17A/F monoclonal antibody

●	The Company now expects to report Week 16 data from ORCA-SURGE, a Phase 2 trial in moderate-to-severe PsO, in the first quarter of 2027.

●	The Company initiated ORCA-SPLASH, a Phase 2 trial in moderate-to-severe HS. ORCA-SPLASH is a randomized, double-blind, placebo-controlled study in approximately 160 participants. The study will enroll patients in the United States and Canada. Patients will be randomized 1:1 to receive 320 mg of ORKA-002 or placebo at Weeks 0, 4, 8, and 12. The primary endpoint is HiSCR75 at Week 16. Participants then enter an open-label maintenance period evaluating 320 mg of ORKA-002 every 12 weeks.

Additional updates

●	The Company announced ORKA-004, a novel, subcutaneously administered, half-life extended monoclonal antibody targeting TL1A that is anticipated to enter the clinic in the fourth quarter of 2026. The Company plans to pursue ORKA-004 in combination with ORKA-001 and ORKA-002, with Phase 2 combination studies planned to begin in 2027.

●	In April 2026, the Company announced the pricing of an upsized $700 million public offering. Proceeds from this offering, including existing cash, are expected to fund operations through an anticipated BLA filing for ORKA-001 and continued development of ORKA-002.

●	In May 2026, Oruka amended its IL-23 license agreement with Paragon Therapeutics to include all therapeutic areas. Prior to the amendment, the Company’s agreement did not include inflammatory bowel disease (IBD). The amendment allows Oruka to pursue ORKA-001 or combinations thereof in IBD, subject to certain timing restrictions on initiating clinical trials.

Second Quarter 2026 Financial Results

Cash Position: As of June 30, 2026, Oruka had cash, cash equivalents, and marketable securities of $1.1 billion. The Company expects that its cash, cash equivalents, and marketable securities will be sufficient to fund operations through an anticipated BLA filing for ORKA-001 and continued development of ORKA-002.

Research and Development (R&D) Expenses: R&D expenses were $43.3 million for the second quarter of 2026, compared to $24.1 million for the second quarter of 2025. The increase was primarily related to additional clinical trials and associated costs of Oruka’s programs, a non-refundable upfront payment made to Halozyme, and higher employee compensation expenses, including stock-based compensation driven by increased headcount.

General and Administrative (G&A) Expenses: G&A expenses were $6.9 million for the second quarter of 2026, compared to $4.3 million for the second quarter of 2025. The increase was primarily related to employee compensation-related expenses, including stock-based compensation, and costs associated with operating as a growing public company.

Other income, net: Other income, net was $8.9 million for the second quarter of 2026, compared to $3.9 million for the second quarter of 2025, driven primarily by interest earned on higher cash and marketable securities.

Net Loss: Net loss was $41.2 million and $24.6 million for the second quarters of 2026 and 2025, respectively.

About Oruka Therapeutics

Oruka Therapeutics is developing novel biologics designed to set a new standard for the treatment of chronic skin diseases. Oruka’s mission is to offer patients suffering from inflammatory diseases like plaque psoriasis and hidradenitis suppurativa the greatest possible freedom from their condition by achieving high rates of disease clearance with dosing as infrequently as once or twice a year. For more information, visit www.orukatx.com and follow Oruka on LinkedIn.

Forward Looking Statements

Certain statements in this press release, other than purely historical information, may constitute “forward-looking statements” within the meaning of the federal securities laws, including for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Oruka’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, the potential benefits, efficacy, safety, durability of response, dosing profile and therapeutic potential of ORKA-001 and ORKA-002; the planned design, initiation, enrollment, conduct, timing, progress and results of the Company’s clinical studies (including EVERLAST-A, EVERLAST-B, ORCA-SURGE and ORCA-SPLASH); the anticipated initiation of clinical development of ORKA-004 and planned combination studies of ORKA-004 with ORKA-001 and ORKA-002; the anticipated initiation of the Phase 3 program for ORKA-001; the timing of clinical, regulatory and data milestones, including an anticipated BLA filing for ORKA-001; the Company’s ability to develop ORKA-001 and ORKA-002 for additional indications, including hidradenitis suppurativa and inflammatory bowel disease; the expected benefits of the amendment to the Company’s license agreement with Paragon Therapeutics; and Oruka’s expected cash position, cash runway and ability to fund operations through an anticipated BLA filing for ORKA-001 and continued development of ORKA-002. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Oruka will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Oruka’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those uncertainties and factors described under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Oruka’s most recent filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should any of Oruka’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth therein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and in Oruka’s SEC filings. Oruka does not undertake or accept any duty to make any updates or revisions to any forward-looking statements.

Investor Contact:

Alan Lada

(650)-606-7911

alan.lada@orukatx.com

ORUKA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$268,470	$46,935
Marketable securities, current	605,094	290,109
Prepaid expenses and other current assets	10,995	6,813
Total current assets	884,559	343,857
Marketable securities, long-term	252,017	142,539
Property and equipment, net	275	288
Operating lease right-of-use assets	2,415	1,830
Other non-current assets	128	103
Total assets	$1,139,394	$488,617

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,950	$4,155
Accrued expenses and other current liabilities	14,349	10,591
Operating lease liability, current	669	619
Related party accounts payable and other current liabilities	-	9
Total current liabilities	22,968	15,374
Operating lease liability, non-current	1,877	1,313
Total liabilities	24,845	16,687

Commitments and contingencies
Stockholders’ equity:
Series B non-voting convertible preferred stock	2,931	2,931
Common stock	61	49
Additional paid-in capital	1,375,443	657,561
Accumulated other comprehensive income (loss)	(1,703)	546
Accumulated deficit	(262,183)	(189,157)
Total stockholders’ equity	1,114,549	471,930
Total liabilities and stockholders’ equity	$1,139,394	$488,617

ORUKA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development(1)	$43,257	$24,087	$72,402	$44,012
General and administrative(1)	6,850	4,342	14,139	9,503
Total operating expenses	50,107	28,429	86,541	53,515
Loss from operations	(50,107)	(28,429)	(86,541)	(53,515)
Other income (expense):
Interest income	8,897	3,857	13,503	7,949
Other income (expense), net	4	(2)	12	(7)
Total other income, net	8,901	3,855	13,515	7,942
Net Loss	$(41,206)	$(24,574)	$(73,026)	$(45,573)

Net loss per share attributable to common stockholders, basic and diluted	$(0.55)	$(0.46)	$(1.04)	$(0.85)

Net loss per share attributable to Series B non-voting convertible preferred stockholders, basic and diluted	$(46.22)	$(38.26)	$(86.36)	$(71.23)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	62,872,318	42,095,951	59,038,131	41,888,906

Weighted-average shares used in computing net loss per share attributable to Series B non-voting convertible preferred stockholders, basic and diluted	137,138	137,138	137,138	137,138

(1)	Amounts include non-cash stock based compensation expense (including Paruka warrant obligation) as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Research and development	$3,913	$3,368	$7,492	$6,371
General and administrative	3,371	1,709	6,760	3,589
Total	$7,284	$5,077	$14,252	$9,960

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